QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32(a)

CERTIFICATION

        Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the "Company"), hereby certifies that the Company's Annual Report on Form 10-K for the year ended June 24, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 24, 2009
	By:	/s/ DOUGLAS H. BROOKS
	Name:	Douglas H. Brooks
	Title:	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

QuickLinks

  Exhibit 32(a)
CERTIFICATION